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                                                                    EXHIBIT 23.1

                          CONSENT OF GRANT THORNTON LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 23, 2001, accompanying the consolidated financial statements included in the 2000 Annual Report of TeraForce Technology Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the following registration statements:

     Form S-3, File No. 333-34856, filed April 14, 2000;
     Form S-3, File No. 333-30212, filed February 11, 2000; Form S-8, File No. 333-86099, filed August 30, 1999;
     Form S-8, File No. 333-86097, filed August 30, 1999;
     Form S-3, File No. 333-86095, filed August 27, 1999;
     Form S-8, File No. 333-75651, filed April 2, 1999;
     Form S-8, File No. 333-61333, filed August 13, 1998;
     Form S-3, File No. 333-53451, filed May 22, 1998;
     Form S-3, File No. 333-49379, filed April 2, 1998;
     Form S-8, File No. 333-03246, filed January 2, 1998;
     Form S-3, File No. 333-35841, filed December 30, 1997; and Form S-8, File No. 333-05918, filed December 23, 1997.



/s/ Grant Thornton LLP

Dallas, Texas
March 23, 2001